Item 8.01 Other Events

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 24, 2022

Date of Report (Date of earliest event reported)

UNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-12431	22-3282551
(Commission File Number)	(IRS Employer Identification No.)

64 Old Highway 22

Clinton, NJ 08809

(Address of Principal Executive Office)

(908) 730-7630

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	UNTY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Executive Incentive Retirement Plan

On February 24, 2022, the Registrant and Unity Bank, its wholly owned New Jersey state chartered commercial bank subsidiary (the "Bank"), entered into a Joinder Agreement with Executive Vice President and Chief Financial Officer George Boyan. The Joinder Agreement permits Mr. Boyan to participate in the Registrant’s existing Executive Incentive Retirement Plan (the “Plan”).

The Plan is an unfunded, nonqualified deferred compensation plan. For any Plan Year, a guaranteed annual Deferral Award percentage of seven and one half percent (7.5%) of the participant’s annual base salary shall be credited to each participant’s Deferred Benefit Account. A discretionary annual Deferral Award equal to seven and one half percent (7.5%) of a participant’s annual base salary may be credited to the participant’s account in addition to the guaranteed Deferral Award, if the Bank exceeds the benchmarks set forth in the Annual Executive Bonus Matrix. The total Deferral Award shall never exceed fifteen percent (15%) for any given Plan Year. Each participant shall be immediately one hundred percent (100%) vested in all Deferral Awards as of the date they are awarded.

Separation from Service

Upon a Separation from Service, other than for Cause (as defined in the plan), death or Disability (as defined in the plan), the Bank must pay to the participant the amount in his vested Deferred Benefit Account. If the participant’s Separation from Service is on account of Disability, the participant shall be entitled to payment of his Deferred Benefit Account calculated as of the last Determination Date preceding his date of Disability. The first payment to the participant shall commence on the first day of the second calendar month after the date of the participant’s Disability. The Bank shall pay the benefit to the participant in fifteen (15) annual installments. If the participant dies prior to the commencement of benefits under the Plan, his Deferred Benefit Account shall be calculated as of the last Determination Date preceding the participant’s death. The first payment to the participant’s Beneficiary(ies) shall commence on the first day of the second calendar month following the participant’s death and shall continue to be paid in accordance with the provisions of the Plan.

If the participant dies after payments have commenced but before receiving all such payments, the Bank shall pay the remaining benefits to the participant’s Beneficiary(ies) at the same time and in the same amounts they would have been paid to the participant had the participant survived until the aggregate number of payments made to the participant and to his Beneficiary(ies) equals the sum of fifteen (15).

If upon the occurrence of a Change in Control, and in connection with such Change in Control, the participant’s employment with the Registrant or the Bank terminates (regardless of whether such termination is by the Registrant or the Bank, through participant’s resignation of employment with Registrant or the Bank or their successors, or participant’s failure to accept an offer of employment with any successor to the Registrant or the Bank), the participant shall be entitled to commence payment of his Deferred Benefit Account in accordance with the terms of the Plan.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 Exhibit 10.2	Joinder Agreement Executive Incentive Retirement Plan (1)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to Form 8-K filed on October 27, 2015 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Date: February 24, 2022
	By:	/s/ James A. Hughes
James A. Hughes
President and Chief Executive Officer